Exhibit 10.12

Exclusive Production Agreement

This letter will confirm the agreement between American Basketball Association (ABA), an Indiana corporation and Public Media Works Inc. (PMW), a Delaware corporation regarding the motion picture currently known the “The Shock”.

It is agreed that ABA and PMW will form a Limited Liability Company (LLP) to produce the motion picture currently known as “The Shock”. This partnership will own any and all motion picture, television, broadcast, home video, remake, sequel, DVD, CD-Rom and all other computer-assisted forms of media, merchandising, allied, subsidiary and ancillary rights now known or hereafter invented throughout the universe and in any and all languages related the “The Shock”.

Equity Participation

90% of 100% of the equity will be owned by PMW and 10% of the 100% will be owned by ABA.

The funding requirement for the film is $10 million dollars. It is the plan to offer 50% ownership to the person/company that funds the movie. The 10% equity of the ABA is non-dulutable.

The 10% ABA equity cements the partnership between Public Media Works  and the ABA. The ABA agrees to fully participate in all aspects of the process and assist with total access to ABA Executives, teams and players.

Additional Rights

Furthermore, under the same terms (90%-10%) ABA grants a license to PMW to be the exclusive producer of all filmed and digital entertainment products fact or fiction, to include motion picture, documentary, TV series, special features and electronic games for a period of five years (5 years) from the day of signing. In addition, PMW will extend its sponsorship programs associated with “The Shock” to include overall sponsorship in the ABA.  ABA will pay a 30% sales commission to PMW for any sponsorship dollars or Value in Kind  (VIK) sponsorship that PMW brings to the ABA. PMW will also have 100% ownership rights for a license fee of $100 and to develop an ABA league team based on the fictional team created in the motion picture “The Shock”.

   Public Media Works Inc.

 14759 Oxnard St.  •   Van Nuys, California 91411

(818) 904-9029  •  Fax (818) 904-9341

www.publicmediaworks.com

Warrants and Representations

ABA warrants that it a sub-assignee of the name, logos and trademarks for the “ABA” and the  “American Basketball Association” and has the authority and unencumbered right to enter into this Agreement

PMW warrants that it has exclusive 100% ownership of the property, “The Shock” and all Rights are free and clear of any claim, right, adverse interest or encumbrance and has the authority and unencumbered right to enter into this Agreement

Until such time as we execute a more detailed document incorporating these and other provisions standard for such agreements in the entertainment industry, this will constitute a binding agreement. This Agreement constitutes the entire understanding between us with respect to the subject matter hereof and no modification of this Agreement shall be effective unless it is in writing executed by us both.

This Agreement shall be construed in accordance with the laws of the State of California applicable to contracts negotiated, executed, and to be wholly performed within said state

ACCEPTED AND AGREED:

/s/ Corbin Bernsen                                                                                               2-5-04

Corbin Bernsen, President.                                                                                 Date

PUBLIC MEDIA WORKS INC

/s/ Jim Clark                                                                                                           2-5-04

Jim Clark, ABA CEO                                                                                            Date

/s/ Joe Newman                                                                                                    2-5-04

Joe Newman, ABA Co-Founder                                                                        Date

/s/ Dick Tinkham                                                                                                  2-5-04

Dick Tinkham, ABA Special Counsel                                                               Date

   Public Media Works Inc.

 14759 Oxnard St.  •   Van Nuys, California 91411

(818) 904-9029  •  Fax (818) 904-9341

www.publicmediaworks.com

   Public Media Works Inc.

 14759 Oxnard St.  •   Van Nuys, California 91411

(818) 904-9029  •  Fax (818) 904-9341

www.publicmediaworks.com